Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO RULES 13a-14(A) AND 15d-14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934

I, Peter M. Carlson, certify that:

1.I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of MiMedx Group, Inc. for the year ended December 31, 2022; and

2.Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report.

Date:	May 1, 2023	/s/ Peter M. Carlson
Peter M. Carlson
Chief Financial Officer